UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

____________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 30, 2013

____________________________________

GARTNER, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 10212

56 Top Gallant Road

Stamford, CT 06904-2212

(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2013 Annual Meeting of Stockholders of Gartner, Inc. was held on May 30, 2013. With respect to the three (3) proposals put before the stockholders, the voting results were as follows:

Proposal 1 – Election of Directors to a one year term:

Name	For	Against	Abstain	Broker Non-Votes
Michael J. Bingle	84,885,042	155,315	7,200	4,573,870
Richard J. Bressler	84,979,595	57,642	10,320	4,573,870
Raul E. Cesan	84,982,749	57,481	7,327	4,573,870
Karen E. Dykstra	84,975,461	65,212	6,884	4,573,870
Anne Sutherland Fuchs	84,866,794	168,626	12,137	4,573,870
William O. Grabe	84,848,601	186,780	12,176	4,573,870
Eugene A. Hall	85,005,014	36,375	6,168	4,573,870
Stephen G. Pagliuca	84,883,136	151,812	12,609	4,573,870
James C. Smith	84,985,628	55,206	6,723	4,573,870

Proposal 2 – Approve the Company’s Executive Compensation:

Votes For	84,536,621
Votes Against	482,525
Abstentions	28,411
Broker Non-Votes	4,573,870

Proposal 3 - Ratify Selection of KPMG LLP as independent registered public accounting firm for fiscal 2013:

Votes For	89,268,317
Votes Against	341,355
Abstentions	11,755

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: May 30, 2013	By:	/s/ Christopher J. Lafond
Christopher J. Lafond Executive Vice President, Chief Financial Officer